UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 OR 15(d)
                  of the Securities and Exchange Act of 1934


                                  March 10, 2005
                               ------------------
                                 Date of Report



                              ENVIROKARE TECH INC
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



                                     Nevada
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                 (State or Other Jurisdiction of Incorporation)



       000-26095                                           88-0412549
-----------------------                        ---------------------------------
(Commission File Number                        (IRS Employer Identification No.)



             5850 T.G. Lee Blvd, Suite 535, Orlando, Florida 89120
             ------------------------------------------------------
               (address of Principal Executive Offices)(Zip Code)


                                 (407) 856-8882
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed since last Report)

Section 1 - Registrant's Business Operations

Item 1.01         Entry into a Material Definitive Agreement.

     On March the 3, 2005, the Company through it wholly owned subsidiary Envirokare Composite Corp. ("ECC") executed a Limited Liability Company Agreement with NOVA Chemicals, Inc.("NOVA) creating a Joint Venture Company, LRM Industries, LLC ("LRM") a Delaware limited liability company for the purpose of commercializing the Company's Thermoplastic Flowforming technology including but not limited to the manufacture, marketing, sales and/or licensing of the technology.

     LRM is owned one half each by ECC and NOVA and is capitalized as follows:

1.1 Contribution of Envirokare. ECC shall make no Contributions to the Company, initially, and need not make any additional Contributions unless, in its sole discretion, it decides to do so, subject to approval. ECC is selling certain assets to the Company pursuant to the Asset Purchase Agreement and ECC shall be paid the amounts specified below as consideration for such transfer.

1.2 Contributions of NOVA. NOVA has made and shall make Contributions to the Company as follows:

     On the date of this Agreement, NOVA will contribute five million dollars ($5,000,000.00) to the Company (the "NOVA Investment").

(a) In addition to the NOVA Investment, NOVA will also contribute one million dollars ($1,000,000.00) in services to the Company, pursuant to the NOVA Service Agreement, an exhibit to the Limited Liability Company Agreement.

(b) In no event will NOVA be required to make any additional Contributions to the Company, unless, in its sole discretion, it decides to make such additional contributions, subject to approvals as required of LLC.

(c) The Members by unanimous consent may also approve from time to time the payment by the Members, in proportion to their respective proportionate interests or otherwise, of further Contributions for any purpose deemed appropriate by the Members.

1.3 Return of Capital. Except as provided in the Limited Liability Company Agreement, no Member shall have the right to demand or receive the return of any Contributions to the Company.

1.4 No Interest on Contributions. Except as otherwise expressly provided herein, no Member shall receive any interest on its Contributions to the Company.

1.5 Liability Limited to Contributions. The liability of each Member shall be limited to its Contributions. Except as provided in the Limited Liability Company Agreement and in the NOVA Service Agreement, neither of the Members shall have any further personal liability to make any Contributions to the Company or with respect to any liability or obligation of the Company.

1.6 Advances Not Contributions. If either Member advances funds to the Company, other than as a contribution to capital pursuant to this Article, the amount of such advance shall not be deemed a Contribution. The amount of any such advance shall be a debt due from the Company to such Member and shall be repaid upon demand to such Member with interest at a rate agreed to by the Board of Managers and the Member making such advance.

1.7 Capital Accounts. An individual capital account (the "Capital Account") shall be maintained by the Company for each Member as provided in the Tax Annex.

1.8 No Deficit Restoration. No Member shall have any obligation to restore a deficit balance in its Capital Account.

     In addition to and as part of the Limited Liability Company Agreement ECC entered into a lease agreement providing for the lease of the plant property in Mims, Florida to LRM for a period of two years with an option to renew for an additional two years. Lease payments payable to ECC equal $84,000 per year for the first two years and $91,200 per year for the two year renewal period. In addition the property is subject to a cellular tower lease providing for additional payments to ECC as successor to TCD of $12,000 per year.


Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

     On March 3, 2005, the Company completed a merger of Thermoplastic Composite Designs, Inc. ("TCD"), a Florida corporation into ECC, its wholly owned subsidiary resulting in the acquisition of TCD assets including real property, plant, equipment and Intellectual property in exchange for cash and notes as outlined below.

     The "Merger Consideration" equaled the sum of (i) fifteen million dollars ($15,000,000) (the "Fixed Merger Consideration") and (ii) the aggregate amounts payable in accordance with Section (h): (the "Contingent Merger Consideration").

(a)  At the Closing, ECC shall paid the Shareholders $2,500,000.

(b) The balance of the Merger Consideration shall be paid to the TCD Shareholders in eight (8) annual installments following the Closing with the first such payment due on or prior to January 31, 2006 and the last such payment due on or prior to January 31, 2013 (and such payments shall be deemed to be distributed to the Shareholders of TCD in complete liquidation), with each annual payment to be equal to 2.5% of the "Consolidated EBIDTA" of LRM for each calendar year, commencing with the calendar year ending December 31, 2005, up to a maximum aggregate of $12,500,000 for all payments under this subsection (b).

(c) "Consolidated EBIDTA" for the purposes of this paragraph 2.01 means: with respect to any fiscal period, LRM's and its subsidiaries' consolidated net earnings, if any, as determined before deduction for interest expense, taxes, depreciation and amortization for such period, as determined in accordance with generally accepted accounting principles as in effect from time to time in the United States, consistently applied ("GAAP") .

(d) In the event that 2.5% of the Consolidated EBIDTA of LRM during the first four years after the Closing Date (ending on December 31, 2008) is less than an aggregate of $2,000,000, ECC shall pay to the Shareholders any amount by which $2,000,000 exceeds 2.5% of the aggregate Consolidated EBIDTA of LRM during this period within 31 days after the end of the fourth year.

(e) In the event that 2.5% of the Consolidated EBIDTA of LRM during the years five six and seven after the Closing Date (ending on December 31, 2011) total less than an aggregate of $3,000,000, ECC shall pay to the Shareholders any amount by which $3,000,000 exceeds 2.5% of the aggregate Consolidated EBIDTA of LRM during the period, within 31 days after the end of the seventh year.

(f) At the end of the eighth year (ending December 31, 2012), in the event that the TCD Shareholders have not been paid $15,000,000 by virtue of the payments set forth in Section 2.01 (a), (b), (d) and (e), ECC shall pay on or prior to January 31, 2013, any amount by which $15,000,000 exceeds all monies paid to the Shareholders to date under Section 2.01(a), (b), (d) and
     (e) so that the total payments made aggregate $15,000,000. In the event that a cash payment is due the Shareholders pursuant to this paragraph, any TCD Shareholder may elect to receive this payment in four equal annual payments beginning at the end of the eighth year set out above. Unpaid but due balances will carry interest equal to LIBOR plus one percent but not to the extent a Shareholder elects a deferral under the provisions of the prior sentence.

(g) The assurance of any such payments to be made pursuant to this Section is provided only by ECC and guaranteed by LRM and Parent as set forth below. The Parties acknowledge that no such assurance is being provided by NOVA or any of NOVA's affiliates or subsidiaries other than ECC, LRM and Parent.

(h) Ongoing Payments. As additional Merger Consideration (the "Contingent Merger Consideration"), beginning January 1, 2013, the Shareholders shall be entitled to receive from ECC payments annually equal to their pro rata share of 1% of the Net Income of LRM payable to the extent of and at the time of distribution of such Net Income to ECC or 90 days after the end of each year, whichever is sooner; provided, however, that such obligation will cease if a majority of the equity in, or assets of, LRM are sold to an unaffiliated third-party of LRM, whether by merger, consolidation, exchange of interest or otherwise, excluding, however, any disposition by lease, license or any other similar transaction; further provided, that in connection with any such transaction, if such transaction is a sale of assets or equity by LRM, ECC will make a payment to the TCD Shareholders equal to 1% of the net proceeds of such transaction, or if such transaction takes the form of a sale by the Members of interests in LRM, ECC will make a payment to the TCD Shareholders equal to 1% of the aggregate net proceeds realized by all Members of LRM in such sale. In addition, in the event the ECC or any of its Affiliates (as defined below in 2.04) at any time sells any part of its interests in LRM in a transaction other than those described above, then ECC shall pay to the TCD Shareholders an amount equal to 1% of the gross proceeds of any such sale. "Net Income" means, with respect to any fiscal period, the consolidated net income of LRM and its subsidiaries for such period, as determined in accordance with GAAP.

(i) Evidence of Obligation to Pay Guaranty; Security. ECC's obligation to pay the balance of the Fixed Merger Consideration is evidenced by a promissory note in favor of the Shareholders (the "Promissory Note"). The obligations of ECC to pay the Fixed Merger Consideration are secured by a lien and first interests in and to all of the assets acquired by LRM from ECC (the "TCD Assets") pursuant to that certain asset purchase agreement, such security interest evidenced by a security agreement executed and delivered by LRM in favor of the Shareholders.

The obligations of ECC to pay the Fixed Merger Consideration and the Contingent Merger Consideration are guaranteed by LRM and the Company, to be evidenced by guaranties to be executed and delivered by the Company and LRM.

     As part of the transaction described in Item 1.01 above, ECC sold to LRM under an Asset Purchase Agreement, equipment and other personal property located in Mims, Florida and Intellectual Property acquired in the Merger transaction described in this paragraph Item 2.01. Other than real estate owned and leased to LRM these assets were substantially all of the assets of ECC sold to LRM as part of the transaction in which it acquired a 50% interest in the LRM, the joint venture company.

     Intellectual property included:

The intellectual property owned by TCD includes and said invention is described and contained in patents and patent applications owned by TCD including:

a.   United  States  Patent  Application  08/993,516  filed  December  18, 1997;
     Abandoned

b. United States Patent 6,719,551 issued April 13, 2004, Inventor Dale E. Polk Jr.; application no. 10/ 104394 filed March 25, 2002.

c. United States Patent Application 10/293,005, filed November 13, 2002, Notice of Allowance issued May 13, 2004 , published as US20030232176.

d. United States Patent Application 10/885 , 329, filed July 6, 2004, Notice of Allowance issued October 20, 2004 , published as US2004-0241386

e. United State Patent Application 10/815,310, filed March 31, 2004 , published as US2004-0253429

f. United States Patent Application 10/885,218, filed July 6, 2004, published as 2004-0253430

g. PCT Application No. PCT/US03/035935, filed November 12, 2003, published as WO2004/043686

h. Thai Application No. 082055, filed April 29, 2003, published as Publication No. 64319

i. Together with the entire right title and interest in and to said invention and in and to said applications and all patents that which may be granted therefore, and all divisions, reissues, substitutions, continuations, continuations-in-part and extensions thereof.

j.   Together   with  the  trade  names   "Thermoplastic   Composite   Designs",
     "Thermoplastic Flowforming" and the trade mark "TPF".

k. And, together with any and all other inventions, trade secrets, trade marks, trade names and other intellectual property of any kind owned by TCD at the time of closing.

     In addition, as part of the Merger Agreement, Dale Polk, Jr. entered into a five (5) year consulting agreement with LRM whereby he will be paid $100,000 per year in exchange for 1120 hours per year of consulting.


Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

     On March 3, 2005, the Company issued to Dale Polk, Jr., Options to purchase up to 800,000 shares of the Company's common stock at a price of $0.94 per share for and during a period of three years from the date of issue. Before the merger described in Item 2.01 Dale Polk, Jr. was a 50% owner of TCD. He is now a consultant to LRM under a five year agreement. In addition,

     On March 3, 2005, the Company issued to Donald Polk, (an employee of TCD before the merger and now an employee of LRM), Options to purchase up to 250,000 shares of the Company's common stock at a price of $0.94 per share for and during a period of three years from the date of issue. In addition,

     On March 3, 2005, the Company issued to Leslie Polk, (an employee of TCD before the merger and now an employee of LRM), Options to purchase up to 800,000 shares of the Company's common stock at a price of $0.94 per share for and during a period of three years from the date of issue.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

     Financial Statements of the business acquired along with Pro forma financial information as required by paragraphs (a) and (b) of this Item will be provided with 71 days after the date of this report by amendment hereto.

(c)      Exhibits:

     (2) Limited Liability Company Agreement of LRM Industries, LLC dated as of February 18, 2005 with Exhibits.

     (2) Plan of Agreement and Merger between Thermoplastic Composite Designs, Inc. and Envirokare Composite Corp., dated March 3, 2005.

                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  March 10, 2005                    Envirokare Tech Inc


                                        /s/ George Kazantzis
                                        ------------------------------
                                        George Kazantzis, COO